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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 1999


                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)



      California                                      77-0387041
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                    identification number)

                       Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (650) 813-8200
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Item 5.  Other Events.

     (a) On October 15, 1999, Greater Bay Bancorp (the "Registrant") consummated its merger with Bay Commercial Services ("BCS") pursuant to an Agreement and Plan of Reorganization, dated as of April 30, 1999 (the "Agreement"), providing for the merger of BCS with and into the Registrant (the "Merger"). In accordance with the Agreement, former shareholders of BCS received
0.6833 shares of the Registrant's common stock in exchange for each of their shares of BCS common stock. As a result of the Merger, Bay Bank of Commerce, formerly a wholly owned subsidiary of BCS, became a wholly owned subsidiary of the Registrant. The Merger was accounted for as a pooling of interests.

     The Registrant issued a press release announcing completion of the Merger on October 15, 1999, a copy of which is attached hereto as Exhibit 99.1.

     For a more detailed discussion of the terms and conditions of the Agreement and the Merger, reference is made to the Registrant's Registration Statement on Form S-4 (Registration No. 333-82355) filed with the Securities and Exchange Commission on July 7, 1999, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on August 4, 1999, incorporated herein by this reference.

     (b) On October 14, 1999, the Registrant issued a press release announcing its third quarter earnings, a copy of which is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

 2.1 Agreement and Plan of Reorganization, dated as of April 30, 1999, by and between Greater Bay Bancorp and Bay Commercial Services (incorporated by reference from the Registrant's Current Report on Form 8-K dated May 6,
       1999)

99.1   Press Release dated October 15, 1999

99.2   Press Release dated October 14, 1999

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Greater Bay Bancorp
                                           (Registrant)



Dated: October 19, 1999                    By: /s/ Linda M. Iannone
                                               --------------------
                                               Linda M. Iannone
                                               Senior Vice President and General
                                               Counsel

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                                 Exhibit Index
                                 -------------

 2.1 Agreement and Plan of Reorganization, dated as of April 30, 1999, by and between Greater Bay Bancorp and Bay Commercial Services (incorporated by reference from the Registrant's Current Report on Form 8-K dated May 6,
       1999)

99.1   Press Release dated October 15 1999

99.2   Press Release dated October 14, 1999

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